                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               November 21, 1997

                                 EATERIES, INC.
               (Exact name of registrant as specified in charter)


              Oklahoma                     0-14968                     73-1230348
(State or other jurisdiction of    (Commission file number)           (IRS Employer
incorporation)                                                    Identification Number)

                        3240 W. Britton Road, Suite 202
                         Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 755-3607
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

         On November 21, 1997, Eateries, Inc. ("Eateries") completed the acquisition from Famous Restaurants, Inc. and its subsidiaries of substantially all of the assets comprising 17 Garcia's Mexican Restaurants, Casa Lupita Restaurants and Carlos Murphy's Restaurants located throughout the continental United States. The purchase price for the assets was approximately $10,161,561 of which $8,631,415 was paid in cash at closing and the balance represented estimated liabilities of the sellers assumed by Eateries. This purchase price was determined through negotiations between the parties. Substantially all of the cash portion of the purchase price was funded by a loan to Eateries from NationsBank in Oklahoma City, Oklahoma. Neither Eateries nor any of its affiliates, officers or directors is affiliated with any of the sellers. Eateries, through its wholly-owned subsidiary Fiesta Restaurants, Inc., intends to continue to use the acquired assets in the same business in which they were used prior to the acquisition.

Item 7. Financial Statements and Exhibits.

         (a)     Financial statements:

                 The required financial statements will be filed pursuant to an amendment to this Form 8-K within sixty (60) days following the date that this Form 8-K was required to be filed.

         (b)     Pro forma financial information:

                 The required pro forma financial information will be filed pursuant to an amendment to this Form 8-K within sixty (60) days following the date that this Form 8-K was required to be filed.

         (c)     Exhibits:

                 Exhibit Number         Description
                 --------------         -----------
                 Exhibit 2.1           Asset Purchase Agreement dated as of
                                       November 14, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EATERIES, INC.
                                        (Registrant)

                                        By: /S/ Corey Gable
                                           --------------------------------
                                           Corey Gable
                                           Vice President/Treasurer
                                           Chief Financial and
                                           Accounting Officer

Dated:   December 8, 1997

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------
2.1                      Asset Purchase Agreement dated as of
                         November 14, 1997.